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                                                         Executed in 7 Parts
                                                             Counterpart No. ( )


                       GOVERNMENT SECURITIES EQUITY TRUST

                                    SERIES 11

                            REFERENCE TRUST AGREEMENT


                  This Reference Trust Agreement dated July 18, 2000 among Prudential Securities Incorporated, as Depositor, The Bank of New York, as Trustee, and Kenny S&P Evaluation Services, a division of J.J. Kenny Co., Inc., as Evaluator, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Government Securities Equity Trust, Trust Indenture and Agreement" (the "Basic Agreement") dated July 18, 2000. Such provisions as are incorporated by reference constitute a single instrument (the "Indenture").


                                WITNESSETH THAT :


                  In consideration of the premises and of the mutual agreements herein contained, the Depositor, the Trustee, and the Evaluator agree as follows:

                                     Part I

                     STANDARD TERMS AND CONDITIONS OF TRUST

                  Subject to the provisions of Part II hereof, all the provisions contained in the Basic Agreement are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument except that the Basic Agreement is hereby amended in the following manner:

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                                     Part II

                      SPECIAL TERMS AND CONDITIONS OF TRUST

                  The following special terms and conditions are hereby agreed to:

                  (a) The Trust is denominated Government Securities Equity Trust Series 11.

                  (b) The term "Fund" shall mean shares ("Fund Shares") of the Prudential Jennison Growth Fund.

                  (c) The contracts for the purchase of Treasury Obligations and Fund Shares listed in Schedule A hereto are those which, subject to the terms of this Indenture, have been or are to be deposited in trust under this Indenture as of the date hereof.

                  (d) The term "Depositor" shall mean Prudential Securities Incorporated.

                  (e) The aggregate number of Units referred to in Sections 2.03 and 9.01 of the Basic Agreement is 20,000 as of the date hereof.

                  (f) A Unit of the Trust shall be uncertificated and is hereby declared initially equal to 1/20,000th of the Trust.

                  (g) The term "First Settlement Date" shall mean July 24, 2000.

                  (h) The terms "Quarterly Computation Date" and "Quarterly Record Date" shall mean November 1, February 1, May 1 and August 1.

                  (i) The term "Quarterly Distribution Date" shall mean November 15, February 15, May 15 and August 15.

                  (j) The term "Termination Date" shall mean November 15, 2014.

                  (k) The Trustee's Annual Fee shall be $1.125 (per 100 Units) for 49,999,999 and below units outstanding $1.050 (per 100 Units) on the next 50,000 Units, $.975 (per 100 Units) on the next 100,000,000 Units, and $.825 (per 100 Units) on Units in excess of 200,000,000 Units. In


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         calculating the Trustee's annual fee, the fee applicable to the number of units outstanding shall apply to all units outstanding.

                  (l) The Units of the Trust shall be subject to a Deferred Sales Charge.





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                  [Signatures and acknowledgments on separate pages]



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                  The Schedule of Portfolio Securities in Part A of the
prospectus included in this Registration Statement for Government Securities Equity Trust Series 11 is hereby incorporated by reference herein as Schedule A hereto.